Exhibit 16.1

Pritchett, Siler & Hardy, PC
Certified Public Accountants

January 24, 2018

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re: Pacific Health Care Organization, Inc.
Commission File No. 000-50009

We have read the statements that Pacific Health Care Organization, Inc., included under Item 4.01 of the Form 8-K report dated January 24, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/Pritchett, Siler & Hardy, PC

Pritchett, Siler & Hardy, PC
Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111  P 801-328-2727  F 801-328-1123